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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                  July 5, 2001

Sangamo BioSciences, Inc.
501 Canal Boulevard, Suite A100
Richmond, California 94804

         Re:       SANGAMO BIOSCIENCES, INC.- REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

                  We have acted as counsel to Sangamo BioSciences, Inc., a Delaware Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an additional 775,123 shares of Common Stock under the Company's 2000 Stock Incentive Plan (the "Incentive Plan"), (ii) an additional 221,463 shares of Common Stock under the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) 98,013 shares of the Company's Common Stock reserved for issuance under the Gendaq Limited 2001 Enterprise Management Incentive Plan, as assumed by the Company (the "Gendaq Plan"). All of such shares are collectively referred to herein as the "Shares".

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with respect to: (i) the establishment of the Incentive Plan and the Purchase Plan, and (ii) the assumption of the Gendaq Plan and the options outstanding thereunder in connection with the Company's acquisition of Gendaq Limited. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances effected under the Incentive Plan and in accordance with the Registration Statement, (c) duly authorized stock purchase agreements under the Purchase Plan and in accordance with the Registration Statement, or (d) the provisions of the Replacement Option agreements for the outstanding options under the Gendaq Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Purchase Plan, the Gendaq Plan, or the Shares.


                                            Very truly yours,


                                            /s/  BROBECK, PHLEGER & HARRISON LLP
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                                            BROBECK, PHLEGER & HARRISON LLP